   As filed with the Securities and Exchange Commission on October 2, 1996
                                                Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 CONVERSE INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       43-1419731
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                                ONE FORDHAM ROAD
                       NORTH READING, MASSACHUSETTS 01864
                    (Address of principal executive offices)

         CONVERSE INC. 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED
           CONVERSE INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
         CONSULTING AGREEMENT BETWEEN CONVERSE INC. AND MARK GOLDSTON,
                             DATED OCTOBER 13, 1995
                           (Full title of the plans)

                                 JACK A. GREEN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 CONVERSE INC.
                                ONE FORDHAM ROAD
                       NORTH READING, MASSACHUSETTS 01864
                    (Name and address of agent for service)
                                 (508) 664-1100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

================================================================================
                                            Proposed    Proposed
                                            maximum     maximum      Amount of
    Title of securities       Amount to     offering   aggregate   registration
     to be registered             be       price per    offering        fee
                              registered     share       price
================================================================================
Common stock,                 1,420,000
without par value..........   shares (1)     $6.25 (2)   8,875,000     $2,689.39
================================================================================

(1) Consisting of 1,100,000 shares issuable under the Converse Inc. 1994 Stock Option Plan, as Amended and Restated, 45,000 shares issuable under the Converse Inc. Non-Employee Director Stock Option Plan, and 275,000 shares issuable under the Consulting Agreement between Converse Inc. and Mark Goldston, dated October 13, 1995.

(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average high and low sales prices of shares of Common Stock on October 1, 1996, as reported on the New York Stock Exchange.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ---------------------------------------

          The following documents, as filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made as a part hereof:

     (a) the Company's Annual Report on Form 10-K for the year ended December 30, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for the quarter ended March 30, 1996 and June 29, 1996; and

     (c) the description of the Common Stock of the Company that is contained in the Company's Form 10/A Amendment No. 2 to the Company's Registration Statement on Form 10, as filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 23, 1994.

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.        DESCRIPTION OF SECURITIES.
               -------------------------

               Not Applicable

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.
               --------------------------------------

               Not Applicable

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law (DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     The Company's By-laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as Section 145 of the DGCL and also permit Converse to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Converse would have the power to indemnify such person against such liability under the foregoing provision of the By-laws. Converse maintains such insurance.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.
               -----------------------------------

               Not Applicable

ITEM 8.

EXHIBITS.
---------

EXHIBIT NUMBERS                   EXHIBIT
---------------------------------------------------------
      5            Opinion of General Counsel of the
                   Registrant
   10.1            Converse Inc. 1994 Stock Option Plan,
                   as Amended and Restated.*
   10.2            Converse Inc. 1995 Non-Employee
                   Director Stock Option Plan.**
   10.3            Consulting Agreement by and between
                   Converse Inc. and Mark Goldston, dated
                   as of October 13, 1995.***
   23.1            Consent of General Counsel of the
                   Registrant (included as part of Exhibit
                   5)
   23.2            Consent of Price Waterhouse, LLP
   23.3            Consent of KPMG Peat Marwick, LLP
     24            Power of Attorney (included as part of
                   the signature page)


ITEM 9.        UNDERTAKINGS.
               ------------

     (a) The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set fourth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


--------------------------------
* Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996.
**   Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on
Form 10-K for the year ended December 30, 1995.
*** Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the year ended December 30, 1995.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Reading, Massachusetts on this 30th day of September, 1996.


                              CONVERSE INC.



                              By:  /s/ Glenn N. Rupp
                                   -----------------
                                    Glenn N. Rupp
                                    Chief Executive Officer and
                                    Chairman of the Board


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

          Each person, in so signing, also makes, constitutes and appoints Glenn
     N. Rupp and Donald J. Camacho, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Name                           Title                        Date
----                           -----                        ----


/s/ Glenn N. Rupp                Chairman of the Board      September 30, 1996
----------------------------     and Chief Executive
Glenn N. Rupp                    Officer and Director
                                 (Principal Executive
                                 Officer)


/s/ Donald J. Camacho            Chief Financial Officer    September 30, 1996
----------------------------     and Senior Vice President
Donald J. Camacho                (Principal Financial and
                                 Accounting Officer)


/s/ Glibert Ford                 Vice Chairman and          September 30, 1996
----------------------------     Director
Gilbert Ford


/s/ Donald J. Barr               Director                   September 30, 1996
----------------------------
Donald J. Barr

/s/ Leon D. Black                Director                   September 30, 1996
---------------------------
Leon D. Black


/s/ Julius W. Erving             Director                   September 30, 1996
---------------------------
Julius W. Erving


/s/ Robert H. Falk               Director                   September 30, 1996
---------------------------
Robert H. Falk


/s/ Michael S. Gross             Director                   September 30, 1996
---------------------------
Michael S. Gross


/s/ John J. Hannan               Director                   September 30, 1996
---------------------------
John J. Hannan


/s/ Joshua J. Harris             Director                   September 30, 1996
---------------------------
Joshua J. Harris


/s/ John H. Kissick              Director                   September 30, 1996
---------------------------
John H. Kissick


/s/ Richard B. Loynd             Director                   September 30, 1996
---------------------------
Richard B. Loynd


/s/ Michael D. Weiner            Director                   September 30, 1996
---------------------------
Michael D. Weiner

                               INDEX TO EXHIBITS


EXHIBIT NUMBERS                  EXHIBIT
---------------------------------------------------------
       5             Opinion of General Counsel of the
                     Registrant
    10.1             Converse Inc. 1994 Stock Option Plan,
                     as Amended and Restated.*
    10.2             Converse Inc. 1995 Non-Employee
                     Director Stock Option Plan.**
    10.3             Consulting Agreement by and between
                     Converse Inc. and Mark Goldston, dated
                     as of October 13, 1995.***
    23.1             Consent of General Counsel of the
                     Registrant (included as part of Exhibit
                     5)
    23.2             Consent of Price Waterhouse, LLP
    23.3             Consent of KPMG Peat Marwick, LLP
      24             Power of Attorney (included as part of
                     the signature page)



-----------------------
*    Incorporated by reference to Exhibit 10.2 to the Company's Quarterly
Report on Form 10-Q for the quarterly period ended June 29, 1996.
**   Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on
Form 10-K for the year ended December 30, 1995.
*** Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the year ended December 30, 1995.